                                                                      Exhibit 14




                               HMI INDUSTRIES INC.


                                 CODE OF CONDUCT
                                   AND ETHICS

--------------------------------------------------------------------------------

                        ADOPTED BY THE BOARD OF DIRECTORS
                                  MAY 22, 2003

                               GENERAL OVERVIEW 3
================================================================================
                                  PHILOSOPHY 3
================================================================================
                                 KNOW THE CODE 4
================================================================================
                                CODE VIOLATIONS 4
================================================================================
                  COMPLIANCE WITH LAWS, RULES AND REGULATIONS 4
================================================================================
           CONFLICTS OF INTEREST AND OUTSIDE BUSINESS RELATIONSHIPS 5
================================================================================
                      RECEIVING GIFTS, GRATUITIES, FAVORS 6
================================================================================
                       GIVING GIFTS, GRATUITIES, FAVORS 7
================================================================================
                     BRIBES, INFLUENCE PAYMENTS, KICKBACKS 7
================================================================================
                       PAYMENTS TO GOVERNMENT OFFICIALS 7
================================================================================
                               FINANCIAL RECORDS 8
================================================================================
                 PROTECTION AND PROPER USE OF COMPANY PROPERTY 9
================================================================================
                           CONFIDENTIAL INFORMATION 10
================================================================================
                   INSIDE INFORMATION AND TRADING IN STOCK 11
================================================================================
                    SAFE, HEALTHY AND PRODUCTIVE WORKPLACE 11
================================================================================
                  REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR 12
================================================================================
           ADMINISTRATION AND WAIVER OF CODE OF CONDUCT AND ETHICS 13
================================================================================
                             SITUATIONAL EXAMPLES 13

                               HMI Industries Inc.

                           CODE OF CONDUCT AND ETHICS

--------------------------------------------------------------------------------
                                GENERAL OVERVIEW
--------------------------------------------------------------------------------

     HMI Industries Inc.'s ("HMI" or "the Company") Code of Conduct and Ethics ("Code") is a key component of our commitment to outstanding corporate governance, and a tool that helps you contribute to our corporate reputation and success. Under the Code, you commit to be accountable for maintaining the highest standards of ethics and professionalism in the workplace. Individually, you help us collectively do business responsibly.

--------------------------------------------------------------------------------
                                   PHILOSOPHY
--------------------------------------------------------------------------------

     The honesty, integrity and sound judgment of our employees, officers and directors is essential to HMI's reputation and success.

     This Code governs the actions and working relationships of HMI's employees, officers and directors with current and potential customers, fellow employees, competitors, government and self-regulatory agencies, the media, and anyone else with whom HMI has contact. These relationships are essential to the continued success of our Company. When this Code refers to "HMI" or "the Company," that term includes the Company's affiliates.

     This Code of Conduct and Ethics:

          - requires the highest standards for honest and ethical conduct, including proper and ethical procedures for dealing with actual or apparent conflicts of interest between personal and professional relationships;

          - requires full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by HMI with governmental agencies;

          -    requires compliance with applicable laws, rules and regulations;

          - addresses potential or apparent conflicts of interest and provides guidance for employees, officers and directors to communicate those conflicts to HMI;

          - addresses misuse or misapplication of HMI's property and business opportunities;

          - requires the highest level of confidentiality and fair dealing within HMI and outside HMI;

          -    requires proper reporting of any illegal behavior; and

          - provides additional specific guidance for HMI's senior financial officers.

--------------------------------------------------------------------------------
                                  KNOW THE CODE
--------------------------------------------------------------------------------

     All EMPLOYEES must be familiar with and follow the Code and our corporate policies, which supplement the Code. The Code will be updated periodically, so you will be required to review and sign it yearly.

     All Managers and Supervisors should demonstrate their commitment to the Code by: setting the example for other employees in their conduct; maintaining a workplace environment that encourages open communication about and compliance with the Code; and acting affirmatively to prevent prohibited conduct in which they know an employee plans to engage.

     Any employee who violates the Code or a corporate policy is subject to remedial and/or disciplinary action (up to and including termination of employment). In addition, some violations may result in referral for civil or criminal prosecution.

          ------------------------------------------------------------
          EMPLOYEE: Any individual who is employed by HMI on a regular full-time or part-time basis, and any individual who is employed by HMI for a specified term or for specified temporary assignment(s).
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                                 CODE VIOLATIONS
--------------------------------------------------------------------------------

     To assist you in knowing and understanding the Code, examples of behaviors that violate the Code have been included in various sections of the Code. These examples are meant to provide you with guidance, and are not meant to be all-encompassing.

          ------------------------------------------------------------
          CODE VIOLATION: The violation of any Code principle or corporate policy; the failure to report any possible Code violations; retaliation against an employee because of any report that an employee makes under the Code and/or non-cooperation in an investigation of a possible Code violation.
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                   COMPLIANCE WITH LAWS, RULES AND REGULATIONS
--------------------------------------------------------------------------------

     This Code is based on HMI's policy that all employees, officers and directors comply with both the letter and spirit of all laws and governing regulations applicable in the country, state and local jurisdictions where business is conducted, including the antitrust laws and other fair competition laws. HMI will compete solely on the merits of our products and services, and not engage in any form of unlawful competition. Unfair treatment of fellow employees as a result of sex, religion, national origin or any other unlawful basis will not be tolerated. While the law prescribes a minimum standard of conduct, this Code requires conduct that often exceeds the legal standard. In instances where the proper and ethical course of action is unclear, you should seek counsel from your supervisor.

                             CODE VIOLATION EXAMPLES

                       Falsification of Company documents.

    Making sexual advances toward or unwelcome physical contact with another individual in the workplace or at a work-related event.

  Asking a job applicant in an interview specific questions that do not relate to his or her ability to perform the job, such as questions about his or her age, marital status, and/or child-rearing responsibilities.

            The acceptance of kick-backs from a Company CONSTITUENT.

          ------------------------------------------------------------
          CONSTITUENT: Supplier, Shareholder, Customer, Business
          Partner, Employee
          ------------------------------------------------------------

--------------------------------------------------------------------------------
            CONFLICTS OF INTEREST AND OUTSIDE BUSINESS RELATIONSHIPS
--------------------------------------------------------------------------------

     A "conflict of interest" occurs when your private interest in any way interferes - or appears to interfere - with the interests of the Company. You are expected to avoid all situations that might lead to a real or apparent material conflict between your self-interest and your duties and responsibilities as an employee, officer or director of the Company.

     Before agreeing to act as a director, officer, consultant or advisor for any other business organization, you should notify your immediate supervisor.

     Directors should disclose all new directorships or potential directorships to the Chairman of the Nominating and Governance Committee in order to avoid any conflicts of interest and to maintain independence.

     HMI encourages civic, charitable, educational and political activities as long as they do not interfere with the performance of your duties at the Company. Before agreeing to participate in any civic or political activities where you feel you may be in conflict, you should contact your immediate supervisor.

     Employees who are considering outside employment should notify their manager or supervisor, to ensure no conflict exists with their responsibilities at HMI.

                             CODE VIOLATION EXAMPLES

  Owning a FINANCIAL INTEREST in a company if you are in a position to make a recommendation, or are the decision-maker, with respect to HMI's relationship or transaction with that company.

    Accepting employment or engaging in a business (including consulting or similar arrangements) that may conflict with the performance of your duties for HMI or HMI's business interest.

 Not disclosing whether any of your close relatives is employed by, or provides any type of professional or other service to, HMI or any entity or individual you know is doing business with HMI or seeking to do business with HMI.

          ------------------------------------------------------------
          FINANCIAL INTEREST: An economic interest including an
          interest as an owner, partner, stockholder, or holder of
          debt.
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                       RECEIVING GIFTS, GRATUITIES, FAVORS
--------------------------------------------------------------------------------

     You must select and deal with those who are doing, or seeking to do, business with the HMI in a completely impartial manner, without any considerations other than the requirements of local, state and federal law and the best interests of HMI. This means you shall not seek or accept from any such person or firm any gift, entertainment or favor of a type that goes beyond common courtesies consistent with ethical business practices. Acceptance of cash or gift certificates is forbidden. Any appearance of impropriety must be avoided. Prior disclosure to your supervisor, and approval by your manager, who is not participating in the receipt of the gift, entertainment or favor, are required for acceptance beyond common courtesies. There must be an appropriate business purpose for approval to be given.

     There are certain situations in which you may accept a personal benefit from someone with whom you transact business such as:

     (i) accepting a gift in recognition of a commonly recognized event or occasion (such as a promotion, new job, wedding, retirement or holiday). An award in recognition of service and accomplishment may also be accepted without violating this Code of Conduct and Ethics so long as the gift or gifts do not aggregate more than a nominal value from any one individual in any calendar year; or

     (ii) accepting something of value if the benefit is available to the general public under the same conditions on which it is available to you; or

     (iii) accepting meals, refreshments, travel arrangements and accommodations and entertainment of reasonable value in the course of a meeting or other occasion to conduct business or foster business relations if the expense would be reimbursed by the Company as a business expense if the other party did not pay for it.

                             CODE VIOLATION EXAMPLE

 Accepting any SUBSTANTIAL GIFT from an individual or entity you know is doing, or seeking to do, business with HMI, unless you have your supervisors prior written consent to accept it.

          ------------------------------------------------------------
          COMMON COURTESY: An example of a common courtesy might be reasonable entertainment luncheon, dinner or business meetings with present or prospective customers and suppliers when the return of the expenditure on a comparable basis is likely to occur and would be properly chargeable as a business expense.

          SUBSTANTIAL GIFT: This includes: any gift and/or
          entertainment that costs more than what is considered
          reasonable, customary, and accepted business practice; any loan made on preferential terms; or any other substantial favor.
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                        GIVING GIFTS, GRATUITIES, FAVORS
--------------------------------------------------------------------------------

     When providing to any person in any year a gift or gifts aggregating more than nominal value, you must have prior approval of your department manager. In no case, however, may improper or illegal payments be made, directly or indirectly, to induce action. This policy does not prohibit customer entertainment, such as accompanying the customer to dinner, where a business discussion is held.

--------------------------------------------------------------------------------
                      BRIBES, INFLUENCE PAYMENTS, KICKBACKS
--------------------------------------------------------------------------------

No bribe, influence payment, kickback or other similar unlawful payment designed to secure favored or preferential treatment for or from HMI will be given or received.

--------------------------------------------------------------------------------
                        PAYMENTS TO GOVERNMENT OFFICIALS
--------------------------------------------------------------------------------

     Payments to GOVERNMENT OFFICIALS to secure sales or obtain favorable treatment are forbidden. Gifts to, or entertainment of, any employee of a government agency which regulates the conduct of HMI or any of its divisions or subsidiaries, or with which HMI does business, are also prohibited. With respect to government officials, the following shall apply:

     (1) No gift or entertainment should be offered by any employee prior to ascertaining whether or not the agency involved has published policies or regulations with respect to the acceptance of gifts, entertainment or other business courtesies by employees of that agency. Where such policies exist, they must be followed.

     (2) In no event shall gifts of substantial value or extravagant entertainment of government employees be permitted, since these actions could be construed as attempts to influence government decisions. Assistance or entertainment provided to any government official should never even appear to compromise the Company's arm-length business relationship with the government agency or official involved.

     (3) No contract or business arrangement shall be entered into with a company which you know to be owned, directly or indirectly, by a federal government employee whose government responsibilities include dealings with HMI.

          ------------------------------------------------------------
          GOVERNMENT OFFICIALS: People who act in an official capacity for or on behalf of the United States, any foreign state, or any state, local, or other governmental unit, including any agencies or instruments of any agency.

          EXAMPLES OF GOVERNMENT AGENCIES: Food and Drug
          Administration ("FDA"); Securities and Exchange Commission ("SEC"); Underwriters Laboratories ("UL"); U.S. Customs; Internal Revenue Service ("IRS")
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                                FINANCIAL RECORDS
--------------------------------------------------------------------------------

     HMI has established and maintains a high standard of accuracy and completeness in its financial records. These records serve as the basis for managing HMI's business, for measuring and fulfilling HMI's obligations to shareholders, employees, customers, suppliers and others, and for compliance with tax and financial reporting requirements.

     In the preparation and maintenance of records, you must:

          - Use good business judgment in the processing and recording of all transactions.

          - Comply with generally accepted accounting standards and practices, rules, regulations and controls.

          - Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

          - See that accounting entries are promptly and accurately recorded and properly documented. No accounting entry may intentionally distort or disguise the true nature of any transaction.

          - Maintain books and records which will fairly and accurately reflect HMI's business transactions.

          - Sign only those documents you believe to be accurate and truthful.

          - Devise, implement and maintain sufficient internal controls to assure that record-keeping objectives are met. If you are a senior officer, make sure that the internal accounting, operational, and disclosure controls and procedures at HMI are in place, understood, and followed.

          - If you are an employee responsible for the preparation of HMI's public Securities and Exchange Commission filings and/or press release communications, or an employee who provides information as part of that process, make sure that such communications comply with HMI disclosure controls and procedures. These controls and procedures are designed to ensure full, fair, accurate, timely, and understandable disclosure in all public communications.

          - Prohibit the establishment of any undisclosed or unrecorded funds or assets for any purpose.

          - If you are a manager/supervisor, make sure your employees' expense reports and time reports are promptly and accurately reviewed and recorded.

                             CODE VIOLATION EXAMPLES

 Shredding documents when you are aware that an investigation or proceeding is likely.

Falsifying an expense report or any supporting information on or related to it.

                Creating any record(s) that is (are) misleading.

   Having knowledge about a legal agreement that needs to be recorded and/or disclosed but not communicating it to the appropriate employees.

--------------------------------------------------------------------------------
                  PROTECTION AND PROPER USE OF COMPANY PROPERTY
--------------------------------------------------------------------------------

     All employees, officers and directors should protect HMI's property and assets and ensure their proper use. This means you must safeguard our physical assets, our "knowledge assets" (such as confidential information and intellectual property), our technology, and our name and business reputation. Theft, carelessness and waste can directly impact HMI's profitability, reputation and success. Permitting HMI's property (including data transmitted or stored electronically and computer resources) to be damaged, lost, or used in an unauthorized manner is strictly prohibited.

     Employees must adhere to specific security measures and internal controls for each computer system to which they are authorized access, and should avoid any personal use of Company-owned computer hardware or software.

                             CODE VIOLATION EXAMPLES

  Use of official stationery for personal purposes by an employee, officer or director.

Use of someone else's user identification or password without his or her express permission.

 The installation and/or usage, on a home computer, of Company-owned software, that has not been licensed for such use.

--------------------------------------------------------------------------------
                            CONFIDENTIAL INFORMATION
--------------------------------------------------------------------------------

     Non-public information regarding HMI or its business, employees, customers and suppliers is confidential. As an employee, officer or director, you are trusted with confidential information. You are only to use such confidential information for the intended business purpose of HMI. You are not to share confidential information with anyone outside of HMI, including family and friends, or with other employees of HMI who do not need the information to carry out their duties. You may be required to sign a specific confidentiality agreement in the course of your employment at HMI. Whether a specific confidentiality agreement is required of you, your obligation to keep all information confidential continues even if your employment with HMI ends.

     The following is a non-exclusive list of confidential information:

          a) material, non-public financial information regarding HMI or any of its subsidiaries or affiliates;

          b) trade secrets, which include any business or technical information, such as a program, method, technique, compilation or information that is valuable because it is not generally known;

          c) all rights to any invention or process developed by an employee using HMI's facilities or trade secrets, resulting from any work for HMI, or relating to the Company's business, is considered to be "work-for-hire" under the United States copyright laws and belongs to HMI and

          d) proprietary information such as customer lists and confidential tenant information.

     All public and media communications involving HMI must have prior clearance by the Company's senior management.

                             CODE VIOLATION EXAMPLES

  Providing a copy of our customer master file to your friend who sells water systems.

    Disclosing non-public confidential information about one of HMI's major suppliers to a relative who owns stock in the suppliers company.

Sharing HMI financial results with an outside party prior to the public release of such information.

--------------------------------------------------------------------------------
                     INSIDE INFORMATION AND TRADING IN STOCK
--------------------------------------------------------------------------------

     It is both unethical and illegal to buy, sell, trade or otherwise participate in transactions involving HMI's stock while in possession of material information concerning HMI that has not been released to the general public, but which when released may have an impact on the market price of HMI's stock. Such laws also prohibit you from disclosing inside information to any other persons so that they may trade in HMI's stock. Inside information may take many forms but includes any financial, technical or other information about the Company which is not available to the public and which might influence an investor's decision to buy, sell or hold stock. Some examples are unpublished financial results, operational plans and research or technical innovations, as well as information related to acquisitions, divestitures, new products or inventions, major contracts, expansion plans, financing transactions, major management changes and other important corporate developments. If you possess such nonpublic inside information, you may not trade, directly or indirectly through others, in HMI stock until such information has been publicly disclosed by HMI and the public has had sufficient time to absorb it, nor may you disclose any such inside information to other persons. Thus HMI's policy is to prohibit insiders from trading our stock from the end of a quarter until three days after the earnings release (either a press release or filing of the 10-Q with the SEC), and at all other times when you are in possession of material non-public information.

     It is also unethical and illegal to buy, sell, trade or otherwise participate in transactions involving the securities of any other company while in possession of similar non-public material information concerning such company. Any questions concerning the propriety of effecting a transaction in HMI's (or other company's) stock should be directed to the Company's Vice President/Secretary or Chief Financial Officer.

--------------------------------------------------------------------------------
                     SAFE, HEALTHY AND PRODUCTIVE WORKPLACE
--------------------------------------------------------------------------------

     HMI is committed to providing a safe, healthy, and productive workplace for their employees, which is why our facilities are designed and maintained to protect our people and physical resources.

     As such we require our employees to:

          - observe all safety regulations, and exercise maximum care and good judgment,

          - take appropriate steps to prevent accidents from occurring and eliminate hazards likely to cause accidents, and

          - follow HMI's substance abuse policy, which prohibits an employee from reporting to or remaining at work under the influence of alcohol or any illegal drug (including unauthorized use of prescription drugs).

                             CODE VIOLATION EXAMPLES

   Drinking alcohol on-site or during work hours except at a Company-approved business or social function.

                 Possessing any kind of weapon on HMI premises.

                Not evacuating the building during a fire drill.

--------------------------------------------------------------------------------
                   REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR
--------------------------------------------------------------------------------

     HMI recognizes that its employees, customers and suppliers must have faith and confidence in the honesty and character of its personnel. Fraud is an element of business that can significantly affect the reputation and success of HMI. HMI requires its employees, officers and directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected criminal activity involving HMI or its employees. If, during the course of your employment, you become aware of any suspicious activity or behavior, including concerns regarding questionable accounting or auditing matters, you must report violations of laws, rules, regulations or this Code of Conduct and Ethics to the Company's Vice President/Secretary. Reporting the activity WILL NOT subject the employee to discipline absent a knowingly false report. All reports will be treated confidentially.

                             CONFIDENTIAL HELP LINE

     Under Sections 301 & 806 of the Sarbanes-Oxley Act, Audit Committee Members are required to ensure that procedures are in place that will "provide a confidential and anonymous communication channel for employees to report concerns regarding questionable accounting or auditing matters as well as other Code violations. To assist in meeting the Sarbanes-Oxley Act requirements, HMI offers a 24/7 anonymous toll free "Help Line" that is available to anyone wishing to bring such accounting and/or Code violations to the attention of management or the Audit Committee of the Board of Directors. The telephone number of the Help Line is 1-888-883-1499.

     The Help Line is managed by an independent third-party who utilizes specially trained and experienced legal transcriptions to create in-take reports. All callers to the Help Line will be advised that they have reached an anonymous reporting hotline for Code of Conduct and Ethics concerns and will be asked for the Company name. Each caller will then be asked to assign a password to his or her report. All passwords will be maintained in a protected database. The password will enable Help Line associates to link the caller to their prior report "File ID" or a company response. The caller will be advised to call back if they have additional information, or if they are inquiring about the status of an investigation.

     The Help Line associates will create an in-take call sheet that will contain all pertinent information relayed by the employee and will make its best efforts to eliminate any information that might jeopardize the anonymity of the caller such as age or gender references. All information given by the caller will be reported directly to the Vice President/Secretary who in turn will immediately report to the Audit Committee Members any indications of financial irregularities or similar matters. A summary report reflecting all calls received will be sent monthly to the Audit Committee Members for their review. If the caller is fearful that an investigation of the information provided would reveal his/her identity that information will be included in the report.

--------------------------------------------------------------------------------
             ADMINISTRATION AND WAIVER OF CODE OF CONDUCT AND ETHICS
--------------------------------------------------------------------------------

     This Code shall be administered and monitored by the Company's Audit Committee Members, and the Vice President/Secretary. Any questions and further information on this Code should be directed to that officer.

     All managers and direct supervisors are responsible for reviewing this Code with their subordinates each time a new edition of the Code of Conduct and Ethics is published. The provisions of the Code will be included in the HMI Employee Handbook. The Employee Handbook will be issued to all new employees and officers at the time of employment and reissued to existing employees and officers from time to time. Annually, all employees will be required to sign a receipt form for the Code of Conduct and Ethics indicating they have read this Code and comply with its provisions.

     This Code is also available on the Company's web site at www.filterqueen.com.

     Employees, officers and directors of the Company are expected to follow this Code of Conduct and Ethics at all times. In extremely rare circumstances, situations may arise in which a waiver may be appropriate. Such possible waivers will be determined on a case-by-case basis by the Company's senior management with the advice of the Company's counsel. However, waivers for directors and executive officers may only be granted by the Audit Committee of the Board of Directors, which shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Conduct and Ethics. Any waiver for directors or executive officers, and the grounds therefore, shall be promptly disclosed to shareholders.

     Known or suspected violations of this Code of Conduct and Ethics will be investigated and may result in disciplinary action up to and including immediate termination of employment from HMI.

--------------------------------------------------------------------------------
                              SITUATIONAL EXAMPLES
--------------------------------------------------------------------------------

     Q: After making a sale, a foreign customer has requested that we lower the per unit pricing on his commercial invoice to assist him in lowering custom, duties and taxes upon importing into his country of origin. What should I do?

     A: Under no circumstances should you agree to the demand. Not only would it be against the Code, but it is also illegal and the document could be used to carry out a criminal activity. You and the Company could be accused of being an accessory to a crime. Immediately advise the person to whom you report.
--------------------------------------------------------------------------------

     Q: I believe HMI is violating the law. Both my supervisor and the Plant Manager are aware of the situation and are doing nothing about it. What should I do?

     A: Contact the Vice President/Secretary, or you may call the Anonymous Help Line at 888-883-1499. The Help Line is a direct link to the Audit Committee Members of the HMI Board of Directors.
--------------------------------------------------------------------------------

     Q: I am a promotion agent for the Company and utilize a specific travel agent often. The travel agent, in appreciation of the business I send him, offered a vacation package to me at a 50% discount. Would it be okay to accept his offer?

     A: No. That would be considered a favor that was available only to you because of your position with the Company. The same cost would generally not be available to others; therefore, it would be considered a favor beyond a common courtesy. Personal purchases should be separated from business activity to ensure fair and objective treatment of suppliers. In no event should you accept such discounts for personal purchases that are not generally available.
--------------------------------------------------------------------------------

     Q: What if I participate in a business-related golf tournament and I win a prize, which is a restaurant certificate? Does Company policy mean I cannot accept?

     A: No. That is a prize resulting from skill or luck, not a gift certificate as contemplated by this Code. This Code addresses gifts as they might be used to influence a business decision.
--------------------------------------------------------------------------------

     Q: I am a purchasing agent for our plastic parts. Without any solicitation on my part, a plastic vendor offered me tickets to the World Series. What should I do?

     A: Before accepting any gifts from any person doing or hoping to do business with HMI where the value of the gift is more than nominal, it is essential that you notify your supervisor and obtain the consent of the manager who is not participating in the gift. If there is valid business reason for acceptance, consent may be given. An example of a valid business reason may be to further the business relationship. In such instances the giver would almost always attend the event with you.
--------------------------------------------------------------------------------

     Q: I am an accounts payable clerk with the Company and process all payables for corporate and the plant. Over the last few weeks I have noticed that the marketing department has purchased several cellular phones and charged them to supplies. The payable documents have been approved appropriately by the marketing manager, but based on what I normally see, this looks suspicious. What should I do?

     A: Promptly report your suspicions to your immediate supervisor, the Chief Financial Officer, or the Vice President/Secretary.
--------------------------------------------------------------------------------

     Q: I am an inventory analyst in charge of cycle counts. During our most recent cycle counting, the inventory count revealed a 300 unit variance between our count quantities and the perpetual records. I am concerned that the units may have been the result of a computer error. What should I do?

     A: Good business judgment requires that you investigate, determine and document the reasons for the inventory variance. Based upon the results of this research, you should then make the necessary adjustments to the quantities in the perpetual system. Your supervisor or the plant controller should be consulted if you are unsure about the adjustments you should make.
--------------------------------------------------------------------------------

     Q: My job often calls for entertaining customers or prospective customers, which might include giving tickets to sports or arts events, buying dinner and accompanying these persons to the events. Does our policy allow this?

     A: It is customary for us to use dinners, sporting and cultural events to improve and strengthen business relationships. However, lavish expenditures for entertainment should be avoided and may represent potential Code violations.
--------------------------------------------------------------------------------

     Q: Is it proper to give an inexpensive gift to customers during the holidays?

     A: Typically such a gesture is appropriate if sound business judgment is applied and appropriate disclosure is made to your supervisor. While individual definitions of "inexpensive" or "nominal" will vary, one could consider that Company logo sports blanket valued at $30 might be appropriate, while a $200 bottle of champagne would be excessive. Keep in mind that any gift would be inappropriate if it is known to be a violation of a customer's code of conduct.
--------------------------------------------------------------------------------

     Q: I am not an officer of HMI, but I overheard a conversation about a major transaction or business development involving the Company that has not been publicly announced by HMI. Is it permissible for me to trade in HMI's stock or pass along the information to someone else?

     A: No. You are prohibited from trading in HMI's stock when you are in the possession of material inside information concerning HMI regardless of your status with HMI and you may not pass along such information to anyone else. You do not have to be an officer or director to be guilty of "insider trading" violations.
--------------------------------------------------------------------------------

     Q: I am an HMI employee and have been told in confidence by one of our vendors that they are about to file bankruptcy but they have not made a public announcement yet. May I tell my friend who owns stock in the company so they may sell their stock and cut their losses?

     A: No. As the recipient of material inside information relating to another company, you are prohibited both from trading in the stock of that company and from passing the information along to someone else who might trade.
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     Q: I am an employee and one of our Company's suppliers is a friend of mine.
I am aware that our revenue figures, which have not been made public yet, are going to be



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

unfavorable to prior year and budget. During a lunch with my friend I shared the information on the lower than expected sales. Was this a violation of the Code?

     A: Yes. Confidential, non-public information should not be shared with any outsider until such time as the information has become public through a press release or Securities and Exchange filing.
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     Q: I have read this handbook, but it does not answer my question. What should I do?

     A: While every attempt was made to cover most workplace situations, we recognize that some "gray" areas may exist. If you are involved in an activity that you believe has not been clearly defined as appropriate behavior in this handbook, it would be permissible for you to ask your supervisor, Vice President/Secretary or Chief Financial Officer to provide a written interpretation.
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     Q: My supervisor just told me to do something which clearly violated the provisions of this Code. I believe I will lose my job if I do not do as ordered. What will happen if I do as ordered and get caught? Will the fact that my supervisor ordered me and I am afraid for my job serve as good defense?

     A: No. It is difficult to refuse an order, but you must when carrying it out knowingly results in a violation of this Code. Not only should you refuse to carry out the direction, but you should report the incident to your supervisor's manager, the Vice President/Secretary or an officer. You will not lose your job for refusing the order or reporting the incident.

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

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                    EMPLOYEE, OFFICER, DIRECTOR RECEIPT FORM
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     I hereby acknowledge that I have read the HMI Industries Inc. Code of
Conduct and Ethics Policy and fully comply with its provisions.




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     Name (please print)                         Title



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     Signature



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     Date


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